EXHIBIT 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS
THIRD QUARTER RESULTS HIGHLIGHTED BY
CONTINUED LOAN GROWTH

OLNEY, MARYLAND, October 17, 2006 – Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the third quarter of 2006 of $8.1 million ($.55 per diluted share) compared to $9.5 million ($.64 per diluted share) for the third quarter of 2005 and $8.1 million ($.54 per diluted share) for the linked second quarter of 2006. Net income for the nine-month period ending September 30, 2006 totaled $24.6 million ($1.65 per diluted share) compared to $25.1 million ($1.70 per diluted share) for the prior year period, a 2% decrease.

“The interest rate environment is the dominant force affecting our performance for the quarter,” said Hunter R. Hollar, President and Chief Executive Officer. “Loan growth continued at a consistent 15% rate as a result of ongoing solid demand from our small business and middle-market commercial customers. With customer funding sources growing at a level of 6%, our major challenges are the same as the industry-wide challenges of funding the growth of our loan portfolios, and expanding our stream of noninterest revenue.”

“Even in this difficult operating environment, during the quarter we were able to add a significant number of profitable new relationships with the introduction of our new demand deposit product line, announce our first bank acquisition since 1996, and continue to grow noninterest income at a healthy rate with our fee-based business lines.”

“Excluding the favorable impact of securities gains in the third quarter of 2005, noninterest income was up 15% for the comparable quarter of this year. This reflects the acquisition of West Financial Services, growth in trust assets under management, higher insurance agency commissions and improved fees on the sales of investment products.“

“We are very enthusiastic about continuing to build and expand our business lines in northern Virginia, with the acquisition of Potomac Bank. We believe the combined organization can rapidly deliver expanded capabilities and value to Potomac’s customer base – particularly in terms of our higher lending limits and the addition of our scope of fee-based offerings, such as investment products, insurance and, in particular, asset management through West Financial, our existing McLean, Virginia based company” said Hollar.

Sandy Spring Bancorp’s return on average stockholders’ equity was 14.06% for the third quarter of 2006, compared to 18.31% for the same period in the prior year. Return on average assets for the third quarter of 2006 was 1.24%, compared to 1.58% for the third quarter of 2005.

For the first nine months of 2006, return on average stockholders’ equity was 14.64% compared to 16.74% for the first nine months of 2005. Return on average assets for the first nine months of 2006 was 1.29%, compared to 1.44% for the first nine months of 2005.

Comparing September 30, 2006 balances to September 30, 2005, total assets increased 9% to $2.6 billion due mainly to growth in the loan portfolio. Total loans and leases increased 15% to $1.8 billion compared to the prior year. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 6% to $2.1 billion at September 30, 2006. Stockholders’ equity totaled $233.7 million at quarter end, and represented 9.0% of total assets, compared to 8.7% at September 30, 2005.

Due primarily to growth in the loan portfolio, the provision for loan and lease losses totaled $0.6 million for both the third quarter of 2006 and the third quarter of 2005. The provision for loan and lease losses totaled $2.5 million for the first nine months of 2006 compared to $1.6 million in the same period in 2005. The allowance for loan and lease losses represented 1.07% of outstanding loans at September 30, 2006.

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.

DETAILED REVIEW OF FINANCIAL RESULTS

Comparing the third quarter of 2006 and 2005, net interest income increased by $1.6 million, or 7%, due primarily to continued growth in the loan portfolio which was partially offset by a lower net interest margin. The net interest margin decreased to 4.25% in 2006 from 4.39% in 2005 due primarily to a decrease in noninterest bearing deposits and increased short-term borrowings within a flat yield curve environment.

Noninterest income decreased 5% in the third quarter of 2006 as compared to 2005 due primarily to securities gains recognized in the third quarter of 2005. Excluding securities gains, noninterest income increased 15% in the third quarter as compared to 2005. Trust and investment management feesincreased 94% due to growth in trust assets under management and the acquisition of West Financial Services, Inc. in the fourth quarter of 2005. Insurance agency commissions also increased 26% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products increased 66% over the prior year due to increased sales volumes while Visa® check fees increased 9% reflecting a growing volume of electronic banking transactions. These increases were partially offset by a decline of 40% in gains on sales of mortgage loans reflecting lower mortgage loan origination volumes.

Noninterest expenses were $21.7 million in the third quarter of 2006 compared to $18.7 million in 2005, an increase of $3.0 million or 16%. This increase was primarily the result of increases in salaries and benefits due to the acquisition of West Financial Services, Inc. and Neff & Associates, a larger staff and higher marketing expenses. Outside data services grew during the quarter by 21% while the increase in marketing expenses over the second quarter of 2005 represented long term investments under the Company’s strategic plan. Intangibles amortization increased $0.2 million or 48% as a result of the above acquisitions.

Stock-based compensation expense of $0.1 million, net of income taxes ($.01 per diluted share) was recorded in the third quarter of 2006 as required under a new accounting standard (SFAS 123R). The Company estimates the full year effect of this new accounting rule to total $0.5 million, net of income taxes ($.03 per diluted share).

Comparing the first nine months of 2006 and 2005, net interest income increased by $5.9 million, or 9%, due primarily to continued growth in the loan portfolio which was somewhat offset by a lower net interest margin. The net interest margin decreased to 4.30% in 2006 from 4.39% in 2005 due largely to a decrease in noninterest bearing deposits and increased short-term borrowings as a result of the flat yield curve environment.

Noninterest income increased 7% in the first nine months of 2006 as compared to 2005 due to increases in virtually every business line. Excluding securities gains, noninterest income increased 18% in the first nine months of the year over the prior year period. Trust and investment management feesincreased 121% due to growth in trust assets under management and the acquisition of West Financial Services, Inc. in the fourth quarter of 2005. Insurance agency commissions also increased 24% over 2005 due to higher premiums from commercial property and casualty lines and the acquisition of Neff & Associates in the first quarter of 2006. Fees on sales of investment products also increased 45% over the prior year due to increased sales volumes while Visa® check fees increased 10%. Gains on sales of mortgage loans decreased 27% reflecting market conditions.

Noninterest expenses were $62.9 million in the first nine months of 2006 compared to $56.3 million in 2005, an increase of $6.6 million or 12%. This increase was primarily the result of increases in salaries and benefits due to the acquisition of West Financial Services, Inc. and Neff & Associates, a larger staff and higher marketing expenses which increased by 108% over the prior year period in accord with the Company’s strategic plan as mentioned above. Intangibles amortization increased $0.7 million or 48% as a result of the above acquisitions.

Stock-based compensation expense of $0.3 million, net of income taxes ($.02 per diluted share) was recorded in the first nine months of 2006 as required under a new accounting standard (SFAS 123R).

About Sandy Spring Bancorp/Sandy Spring Bank

With $2.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 32 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland. Through its subsidiaries, the Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:

Hunter R. Hollar, President & Chief Executive Officer, or
Philip J. Mantua, Executive V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
E-mail:	HHollar@sandyspringbank.com
PMantua@sandyspringbank.com
Web site:	www.sandyspringbank.com

Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.

Sandy Spring Bancorp, Inc. and Subsidiaries FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,

	2006	2005	% Change	2006	2005	% Change

Profitability for the period:
Net interest income	$24,122	$22,526	7	$71,151	$65,253	9
Provision for loan and lease losses	550	600	(8)	2,545	1,600	59
Noninterest income	9,590	10,112	(5)	28,831	27,005	7
Noninterest expenses	21,694	18,744	16	62,878	56,334	12
Income before income taxes	11,468	13,294	(14)	34,559	34,324	1
Net income	8,122	9,467	(14)	24,557	25,120	(2)

Return on average assets	1.24%	1.58%		1.29%	1.44%
Return on average equity	14.06%	18.31%		14.64%	16.74%
Net interest margin	4.25%	4.39%		4.30%	4.39%
Efficiency ratio – GAAP based *	64.35%	57.43%		62.89%	61.06%
Efficiency ratio – traditional *	59.20%	55.74%		57.98%	57.73%

Per share data:
Basic net income	$0.55	$0.65	(15)	$1.66	$1.72	(3)
Diluted net income	0.55	0.64	(14)	1.65	1.70	(3)
Dividends declared	0.22	0.21	5	0.66	0.62	6
Book value	15.78	14.23	11	15.78	14.23	11
Tangible book value	14.15	13.07	8	14.15	13.07	8
Average fully diluted shares	14,915,454	14,735,318		14,920,255	14,738,845

At period-end:
Assets	$2,598,458	$2,383,360	9	$2,598,458	$2,383,360	9
Deposits	1,947,850	1,804,888	8	1,947,850	1,804,888	8
Loans and leases	1,815,490	1,579,135	15	1,815,490	1,579,135	15
Securities	551,138	584,316	(6)	551,138	584,316	(6)
Stockholders' equity	233,693	208,090	12	233,693	208,090	12

Capital and credit quality ratios:
Average equity to average assets	8.82%	8.60%		8.81%	8.62%
Allowance for loan and lease losses to loans and leases	1.07%	1.03%		1.07%	1.03%
Nonperforming assets to total assets	0.15%	0.14%		0.15%	0.14%
Annualized net charge-offs to average loans and leases	0.00%	0.00%		0.00%	0.00%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries Reconciliation of GAAP-based and Traditional Efficiency Ratios (In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Noninterest expenses–GAAP based	21,694	$18,744	62,878	$56,334
Net interest income plus noninterest income–
GAAP based	33,712	32,638	99,982	92,258
Efficiency ratio–GAAP based	64.35%	57.43%	62.89%	61.06%

Noninterest expenses–GAAP based	$21,694	$18,744	$62,878	$56,334
Less non-GAAP adjustment:
Amortization of intangible assets	743	501	2,227	1,502
Noninterest expenses–traditional ratio	20,951	18,243	60,651	54,832

Net interest income plus noninterest income–
GAAP based	33,712	32,638	99,982	92,258
Plus non-GAAP adjustment:
Tax-equivalency	1,677	1,853	4,618	5,328
Less non-GAAP adjustments:
Securities gains	0	1,761	1	2,601

Net interest income plus noninterest
income – traditional ratio	35,389	32,730	104,599	94,985
Efficiency ratio – traditional	59.20%	55.74%	57.98%	57.73%

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share data)
	September 30		December 31

	2006	2005	2005

Assets
Cash and due from banks	$42,558	$48,412	$47,294
Federal funds sold	25,129	12,639	6,149

Cash and cash equivalents	67,687	61,051	53,443

Interest-bearing deposits with banks	317	802	751
Residential mortgage loans held for sale (at fair value)	21,111	25,826	10,439
Investments available-for-sale (at fair value)	261,645	271,022	256,571
Investments held-to-maturity – fair value of $278,415
$310,673 and $302,966, respectively	272,143	301,227	295,648
Other equity securities	17,350	12,067	15,213

Total loans and leases	1,815,490	1,579,135	1,684,379
Less: allowance for loan and lease losses	(19,433)	(16,268)	(16,886)

Net loans and leases	1,796,057	1,562,867	1,667,493

Premises and equipment, net	45,831	45,414	45,385
Accrued interest receivable	15,399	11,685	13,144
Goodwill	12,606	8,554	12,042
Other intangible assets, net	11,431	8,364	12,218
Other assets	76,881	74,481	77,269

Total assets	$2,598,458	$2,383,360	$2,459,616

Liabilities
Noninterest-bearing deposits	$416,712	$467,957	$439,277
Interest-bearing deposits	1,531,138	1,336,931	1,363,933

Total deposits	1,947,850	1,804,888	1,803,210

Short-term borrowings	356,563	279,427	380,220
Other long-term borrowings	1,896	29,246	2,158
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	23,456	26,709	21,145

Total liabilities	2,364,765	2,175,270	2,241,733

Stockholders' Equity
Common stock – par value $1.00; shares authorized
50,000,000; shares issued and outstanding 14,811,974,
14,623,696 and 14,793,987, respectively	14,812	14,624	14,794
Additional paid in capital	27,349	21,019	26,599
Retained earnings	191,884	172,369	177,084
Accumulated other comprehensive income(loss)	(352)	78	(594)

Total stockholders' equity	233,693	208,090	217,883

Total liabilities and stockholders' equity	$2,598,458	$2,383,360	$2,459,616

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,

	2006	2005	2006	2005

Interest income:
Interest and fees on loans and leases	$32,686	$24,423	$92,831	$67,875
Interest on loans held for sale	222	422	514	812
Interest on deposits with banks	4	32	18	58
Interest and dividends on securities:
Taxable	4,090	2,925	10,490	9,210
Exempt from federal income taxes	2,839	3,275	8,783	10,284
Interest on federal funds sold	177	314	432	571

Total interest income	40,018	31,391	113,068	88,810
Interest expense:
Interest on deposits	10,378	5,700	26,846	14,743
Interest on short-term borrowings	4,943	2,413	13,342	6,530
Interest on long-term borrowings	575	752	1,729	2,284

Total interest expense	15,896	8,865	41,917	23,557

Net interest income	24,122	22,526	71,151	65,253
Provision for loan and lease losses	550	600	2,545	1,600

Net interest income after provision for loan and lease losses	23,572	21,926	68,606	63,653
Noninterest income:
Securities gains	0	1,761	1	2,601
Service charges on deposit accounts	1,904	2,050	5,702	5,705
Gains on sales of mortgage loans	718	1,205	2,049	2,825
Fees on sales of investment products	783	473	2,264	1,558
Trust and investment management fees	2,164	1,116	6,476	2,932
Insurance agency commissions	1,406	1,114	5,132	4,149
Income from bank owned life insurance	591	570	1,711	1,684
Visa check fees	603	556	1,750	1,597
Other income	1,421	1,267	3,746	3,954

Total noninterest income	9,590	10,112	28,831	27,005
Noninterest expenses:
Salaries and employee benefits	12,622	11,373	37,823	34,116
Occupancy expense of premises	2,175	2,099	6,340	5,987
Equipment expenses	1,384	1,415	4,112	4,031
Marketing	1,160	253	1,973	947
Outside data services	872	718	2,486	2,159
Amortization of intangible assets	743	501	2,227	1,502
Other expenses	2,738	2,385	7,917	7,592

Total noninterest expenses	21,694	18,744	62,878	56,334

Income before income taxes	11,468	13,294	34,559	34,324
Income tax expense	3,346	3,827	10,002	9,204

Net income	$8,122	$9,467	$24,557	$25,120

Basic net income per share	$0.55	$0.65	$1.66	$1.72
Diluted net income per share	0.55	0.64	1.65	1.70
Dividends declared per share	0.22	0.21	0.66	0.62

Certain reclassifications and restatements of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2006			2005

(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Profitability for the quarter:
Tax-equivalent interest income	$41,695	$39,372	$36,619	$35,150	$33,244	$30,998	$29,896

Interest expense	15,896	14,021	12,000	10,425	8,865	7,705	6,987

Tax-equivalent net interest income	25,799	25,351	24,619	24,725	24,379	23,293	22,909

Tax-equivalent adjustment	1,677	1,499	1,442	1,800	1,853	1,766	1,709

Provision for loan and lease losses	550	1,045	950	1,000	600	900	100

Noninterest income	9,590	9,395	9,846	9,904	10,112	9,053	7,840

Noninterest expenses	21,694	20,828	20,356	20,860	18,744	19,153	18,437

Income before income taxes	11,468	11,374	11,717	10,969	13,294	10,527	10,503

Income tax expense	3,346	3,279	3,377	2,991	3,827	2,730	2,647

Net Income	8,122	8,095	8,340	7,978	9,467	7,797	7,856

Financial ratios:
Return on average assets	1.24%	1.27%	1.36%	1.31%	1.58%	1.36%	1.39%

Return on average equity	14.06%	14.48%	15.41%	14.76%	18.31%	15.63%	16.20%

Net interest margin	4.25%	4.30%	4.35%	4.38%	4.39%	4.39%	4.39%

Efficiency ratio – GAAP based *	64.35%	62.65%	61.64%	63.54%	57.43%	62.63%	63.49%

Efficiency ratio – traditional *	59.20%	57.81%	56.91%	59.36%	55.74%	59.16%	58.38%

Per share data:
Basic net income	$0.55	$0.55	$0.56	$0.54	$0.65	$0.53	$0.54

Diluted net income	$0.55	$0.54	$0.56	$0.54	$0.64	$0.53	$0.53

Dividends declared	$0.22	$0.22	$0.22	$0.22	$0.21	$0.21	$0.20

Book value	$15.78	$15.33	$15.06	$14.73	$14.23	$13.91	$13.57

Tangible book value	$14.15	$13.66	$13.34	$13.09	$13.07	$12.72	$12.35

Average fully diluted shares	14,915,454	14,884,677	14,924,571	14,886,046	14,735,318	14,719,742	14,760,551

Noninterest income breakdown:
Securities gains	$0	$1	$0	$661	$1,761	$825	$15

Service charges on deposit accounts	1,904	1,950	1,848	1,983	2,050	1,984	1,671

Gains on sales of mortgage loans	718	549	782	932	1,205	889	731

Fees on sales of investment products	783	763	718	551	473	640	445

Trust and investment management fees	2,164	2,196	2,116	2,074	1,116	944	872

Insurance agency commissions	1,406	1,618	2,108	1,160	1,114	1,224	1,811

Income from bank owned life insurance	591	567	553	575	570	559	555

Visa check fees	603	612	535	570	556	550	491

Other income	1,421	1,139	1,186	1,398	1,267	1,438	1,249

Total	9,590	9,395	9,846	9,904	10,112	9,053	7,840

Noninterest expense breakdown:
Salaries and employee benefits	$12,622	$12,730	$12,471	$12,897	$11,373	$11,454	$11,289

Occupancy expense of premises	2,175	2,039	2,126	2,066	2,099	1,964	1,924

Equipment expenses	1,384	1,412	1,316	1,379	1,415	1,294	1,322

Marketing	1,160	472	341	278	253	406	288

Outside data services	872	833	781	781	718	701	740

Amortization of intangible assets	743	742	742	696	501	505	496

Other expenses	2,738	2,600	2,579	2,763	2,385	2,829	2,378

Total	21,694	20,828	20,356	20,860	18,744	19,153	18,437

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.
The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data	2006			2005

(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Balance sheets at quarter end:
Residential mortgage loans	$396,811	$386,805	$428,698	$413,324	$400,657	$393,961	$375,746

Residential construction loans	175,067	169,564	166,767	155,379	143,691	136,733	139,964

Commercial mortgage loans	505,181	461,708	425,392	415,983	410,409	390,306	395,528

Commercial construction loans	185,615	214,628	188,477	178,764	136,606	119,006	94,708

Commercial loans and leases	204,023	200,712	193,524	185,680	160,379	154,237	150,143

Consumer loans	348,793	348,547	341,490	335,249	327,393	323,537	312,725

Total loans and leases	1,815,490	1,781,964	1,744,348	1,684,379	1,579,135	1,517,780	1,468,814

Less: allowance for loan and lease losses	(19,433)	(18,910)	(17,860)	(16,886)	(16,268)	(15,673)	(14,738)

Net loans and leases	1,796,057	1,763,054	1,726,488	1,667,493	1,562,867	1,502,107	1,454,076

Goodwill	12,606	12,606	12,596	12,042	8,554	8,554	8,554

Other intangible assets, net	11,431	12,173	12,916	12,218	8,364	8,865	9,370

Total assets	2,598,458	2,586,353	2,499,577	2,459,616	2,383,360	2,348,305	2,284,198

Total deposits	1,947,850	1,818,347	1,839,355	1,803,210	1,804,888	1,781,622	1,745,675

Customer repurchase agreements	129,213	235,853	181,520	170,769	158,977	143,873	121,791

Total stockholders' equity	233,693	226,738	222,962	217,883	208,090	203,294	198,709

Quarterly average balance sheets:
Residential mortgage loans	$405,430	$449,482	$427,609	$423,805	$423,420	$401,148	$384,504

Residential construction loans	172,873	167,632	161,649	150,099	141,197	137,720	137,897

Commercial mortgage loans	465,989	436,036	424,467	407,459	394,862	393,291	389,215

Commercial construction loans	218,798	206,419	186,606	158,076	128,010	103,584	91,733

Commercial loans and leases	199,968	196,093	188,747	161,478	154,920	151,766	149,783

Consumer loans	346,639	345,194	339,299	333,671	327,495	320,276	310,421

Total loans and leases	1,809,697	1,800,856	1,728,377	1,634,588	1,569,904	1,507,785	1,463,553

Securities	583,156	554,157	555,061	589,552	593,102	591,610	641,960

Total earning assets	2,407,185	2,367,100	2,294,665	2,239,438	2,203,251	2,130,469	2,115,369

Total assets	2,597,917	2,558,458	2,482,512	2,421,725	2,384,327	2,307,888	2,286,209

Total interest-bearing liabilities	1,950,720	1,895,652	1,821,530	1,733,626	1,696,691	1,647,365	1,660,839

Noninterest-bearing demand deposits	417,756	419,454	418,214	452,738	458,131	440,945	415,824

Total deposits	1,873,994	1,819,255	1,799,213	1,809,237	1,800,171	1,751,192	1,723,667

Customer repurchase agreements	212,123	196,359	167,620	172,826	155,417	135,009	123,663

Stockholders' equity	229,189	224,265	219,424	214,489	205,138	200,047	196,659

Capital and credit quality measures:
Average equity to average assets	8.82%	8.77%	8.84%	8.86%	8.60%	8.67%	8.60%

Loan and lease loss allowance to loans and leases	1.07%	1.06%	1.02%	1.00%	1.03%	1.03%	1.00%

Nonperforming assets to total assets	0.15%	0.10%	0.12%	0.06%	0.14%	0.15%	0.10%

Annualized net (charge-offs) recoveries to
average loans and leases	0.00%	0.00%	0.01%	(0.09)%	0.00%	0.01%	0.00%

Miscellaneous data:
Net (charge-offs) recoveries	($27)	$5	$24	($382)	($5)	$35	($16)

Nonperforming assets:
Non-accrual loans and leases	1,495	1,691	585	437	1,032	661	672

Loans and leases 90 days past due	2,346	988	2,473	958	2,289	2,757	1,531

Restructured loans and leases	0	0	0	0	0	0	0

Other real estate owned, net	0	0	0	0	0	0	73

Total nonperforming assets	3,841	2,679	3,058	1,395	3,321	3,418	2,276

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Dollars in thousands and tax-equivalent)
	Three Months Ended September 30,
	2006			2005

	Average Balances	Interest	Annualized Average Yield/Rate	Average Balances	Interest	Annualized Average Yield/Rate
Assets
Residential mortgage loans	$405,430	$5,936	5.86%	$423,420	$5,921	5.59%
Residential construction loans	172,873	3,273	7.51	141,197	2,326	6.54
Commercial mortgage loans	465,989	8,495	7.26	394,862	6,726	6.76
Commercial construction loans	218,798	4,964	8.94	128,010	2,372	7.35
Commercial loans and leases	199,968	4,101	8.15	154,920	2,802	7.18
Consumer loans	346,639	6,140	7.03	327,495	4,697	5.69

Total loans and leases	1,809,697	32,909	7.23	1,569,904	24,844	6.29
Securities	583,156	8,606	5.82	593,102	8,054	5.34
Interest-bearing deposits with banks	493	4	3.45	3,953	32	3.19
Federal funds sold	13,839	176	5.07	36,292	314	3.46

TOTAL EARNING ASSETS	2,407,185	41,695	6.87%	2,203,251	33,244	5.98%

Less: allowance for loan and lease losses	(19,192)			(15,775)
Cash and due from banks	46,499			48,513
Premises and equipment, net	46,034			45,953
Other assets	117,391			102,385

Total assets	$2,597,917			$2,384,327

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$219,350	$169	0.31%	$237,273	$164	0.27%
Regular savings deposits	177,759	153	0.34	216,787	212	0.39
Money market savings deposits	390,757	3,196	3.24	379,524	1,680	1.76
Time deposits	652,320	6,859	4.17	508,456	3,645	2.84

Total interest-bearing deposits	1,440,186	10,377	2.86	1,342,040	5,701	1.69

Borrowings	494,482	5,519	4.43	354,651	3,164	3.52

TOTAL INTEREST-BEARING LIABILITIES	1,934,668	15,896	3.26	1,696,691	8,865	2.07

Noninterest-bearing demand deposits	410,912			458,131
Other liabilities	23,148			24,367
Stockholder's equity	229,189			205,138

Total liabilities and stockholders' equity	$2,597,917			$2,384,327

Net interest income and spread		25,799	3.61%		24,379	3.91%

Less: tax equivalent adjustment		1,677			1,853

Net interest income		24,122			22,526

Interest income/earning assets			6.87%			5.98%
Interest expense/earning assets			2.62			1.59

Net interest margin			4.25%			4.39%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $6.7 million in 2006 and $7.4 million in 2005.

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Dollars in thousands and tax-equivalent)
	Nine Months Ended September 30,

	2006			2005

	Average Balances	Interest	Annualized Average Yield/Rate	Average Balances	Interest	Annualized Average Yield/Rate

Assets
Residential mortgage loans	$427,426	$18,527	5.78%	$403,167	$16,647	5.51%
Residential construction loans	167,426	9,153	7.31	138,950	6,466	6.22
Commercial mortgage loans	442,316	23,695	7.16	392,477	19,263	6.56
Commercial construction loans	204,059	13,239	8.67	107,909	5,599	6.94
Commercial loans and leases	194,977	11,648	7.98	152,175	7,906	6.94
Consumer loans	343,737	17,083	6.64	320,118	12,806	5.35

Total loans and leases	1,779,941	93,345	7.01	1,514,796	68,687	6.06
Securities	564,228	23,891	5.67	608,712	24,822	5.45
Interest-bearing deposits with banks	642	18	3.81	2,603	58	2.96
Federal funds sold	11,918	432	4.85	24,566	571	3.10

TOTAL EARNING ASSETS	2,356,729	117,686	6.68%	2,150,677	94,138	5.85%

Less: allowance for loan and lease losses	(18,325)			(15,163)
Cash and due from banks	46,261			46,104
Premises and equipment, net	45,788			44,688
Other assets	116,217			102,279

Total assets	$2,546,670			$2,328,585

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$229,629	497	0.29%	$238,118	471	0.26%
Regular savings deposits	189,042	556	0.39	220,055	572	0.35
Money market savings deposits	375,259	8,102	2.89	376,951	4,195	1.49
Time deposits	613,283	17,691	3.86	485,045	9,506	2.62

Total interest-bearing deposits	1,407,213	26,846	2.55	1,320,169	14,744	1.49
Borrowings	477,152	15,071	4.22	348,261	8,813	3.36

TOTAL INTEREST-BEARING LIABILITIES	1,884,365	41,917	2.97	1,668,430	23,557	1.88

Noninterest-bearing demand deposits	416,167			438,455
Other liabilities	21,810			21,044
Stockholder's equity	224,328			200,656

Total liabilities and stockholders' equity	$2,546,670			$2,328,585

Net interest income and spread		75,769	3.71%		70,581	3.97%

Less: tax equivalent adjustment		4,618			5,328

Net interest income		71,151			65,253

Interest income/earning assets			6.68%			5.85%
Interest expense/earning assets			2.38			1.46

Net interest margin			4.30%			4.39%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $6.2 million in 2006 and $7.1 million in 2005.